                                                                 EXHIBIT 10.2(a)



                            INTERCONNECTION AGREEMENT

                                   (Dickerson)

                                 By and Between


                         POTOMAC ELECTRIC POWER COMPANY

                                       and

                        SOUTHERN ENERGY MID-ATLANTIC, LLC

                             Dated December 19, 2000

                            INTERCONNECTION AGREEMENT
                            -------------------------

                                TABLE OF CONTENTS
                                -----------------

ARTICLE 1 - DEFINITIONS.......................................................1
ARTICLE 2- TERM AND TERMINATION...............................................2
2.1    Term...................................................................2
2.2    Change in Law..........................................................2
2.3    Effect after Termination...............................................2
ARTICLE 3- CONTINUING OBLIGATIONS AND RESPONSIBILITIES........................2
3.1    Interconnection Service................................................2
3.2    New Construction or Modifications......................................3
   3.2.1   Pepco Construction or Modifications................................3
   3.2.2   Generator Construction or Modifications............................4
   3.2.3   Modifications Affecting the Transmission System or the Station.....5
3.3    Access, Easements, Conveyances, Licenses, and Restrictions.............6
3.4    Facility and Equipment Maintenance.....................................7
3.5    Pepco Facilities and Generator Facilities..............................7
3.6    Equipment Testing Obligations..........................................7
3.7    Inspections............................................................8
3.8    Information Reporting Obligations......................................9
3.9    Local Services........................................................10
   3.9.1   General...........................................................10
   3.9.2   Temporary Suspension of Local Services............................10
3.10   Pepco Provided Services...............................................11
3.11   Generator Provided Services...........................................11
3.12   Optional Services.....................................................12
3.13   Metering and Telemetering.............................................12
3.14   Emergency Procedure...................................................12
3.15   Interconnection Service Interruptions.................................13
3.16   Unit Status Notification..............................................14
3.17   Scheduled Maintenance Notification and Coordination...................14
   3.17.1  Local Routine Inspection and Maintenance..........................14
   3.17.2  Transmission System Maintenance...................................15
3.18 Safety..................................................................15
   3.18.1  General...........................................................15
   3.18.2  Switching Tagging and Grounding...................................15
3.19 Environmental Compliance and Procedures.................................15
3.20 Operating Committee.....................................................16
ARTICLE 4- OPERATIONS........................................................16
4.1    General...............................................................16
4.2    Generator's Operating Obligations.....................................17
   4.2.1   General...........................................................17
   4.2.2   Voltage or Reactive Control Requirements..........................18

4.3    Auditing of Accounts and Records......................................19
ARTICLE 5-   COST RESPONSIBILITIES AND BILLING PROCEDURES ...................19
5.1    Cost Responsibilities for Interconnection Service.....................19
5.2    Cost Responsibilities for Local Services..............................19
5.3    Billing Procedures....................................................19
5.4    Billing Disputes......................................................20
ARTICLE 6- CONFIDENTIALITY...................................................20
6.1    Confidentiality Obligations of Pepco..................................20
6.2    Confidentiality Obligations of Generator..............................21
6.3    Confidentiality of Audits.............................................22
6.4    Remedies..............................................................22
ARTICLE 7- EVENTS OF DEFAULT.................................................22
7.1    Events of Default.....................................................22
7.2    Remedies..............................................................23
ARTICLE 8- LIMITATION OF LIABILITY...........................................24
8.1    Limitation of Pepco's Liability.......................................24
8.2    Limitation on Generator's Liability...................................24
8.3    Consequential Damages          .......................................24
ARTICLE 9- INDEMNIFICATION FOR THIRD PARTY CLAIMS............................25
9.1    Generator's Indemnification...........................................25
9.2    Pepco's Indemnification...............................................25
9.3    Indemnification Procedures............................................25
9.4    Survival..............................................................26
ARTICLE 10- INSURANCE........................................................26
10.1   Insurance Coverage....................................................26
10.2   Certificates of Insurance.............................................26
10.3   Additional Insureds and Waiver........................................26
ARTICLE 11- FORCE MAJEURE....................................................27
11.1   Effect of Force Majeure...............................................27
11.2   Force Majeure Defined.................................................27
11.3   Notification..........................................................27
ARTICLE 12- DISPUTES.........................................................27
12.1   Disputes..............................................................27
12.2   Arbitration...........................................................28
12.3   FERC Dispute Resolution...............................................29
ARTICLE 13- REPRESENTATIONS..................................................29
13.1   Representations of Pepco..............................................29
13.2   Representations of Generator..........................................30
ARTICLE 14- ASSIGNMENT/CHANGE IN CORPORATE IDENTITY..........................31
14.1   Assignment............................................................31
14.2   Release of Rights and Obligations.....................................32
14.3   Change in Corporate Identity..........................................32
14.4   Successors and Assigns................................................33

ARTICLE 15- SUBCONTRACTORS...................................................33
ARTICLE 16- NOTICES..........................................................33
16.1   Emergency Notices.....................................................33
16.2   Notices...............................................................33
ARTICLE 17- AMENDMENTS.......................................................34
17.1   Amendments............................................................34
17.2   FERC Proceedings......................................................35
ARTICLE 18- MISCELLANEOUS PROVISIONS.........................................35
18.1   Waiver................................................................35
18.2   Labor Relations.......................................................35
18.3   No Third Party Beneficiaries..........................................35
18.4   Governing Law.........................................................35
18.5   Counterparts..........................................................36
18.6   Interpretation........................................................36
18.7   Jurisdiction and Enforcement..........................................36
18.8   Entire Agreement......................................................37
18.9   Severability..........................................................37
18.10  Independent Contractor Status.........................................37
18.11  Conflicts.............................................................37
SCHEDULE A - DEFINITIONS......................................................2
SCHEDULE B - Pepco Facilities and Generator Facilities........................7
SCHEDULE C - Points of Interconnection........................................9
SCHEDULE D - Switching, Tagging and Grounding Rules..........................11
SCHEDULE E - Pepco's Interconnection Standards...............................14
SCHEDULE F - Local Services..................................................15
SCHEDULE G - Pepco Current Projects..........................................18
SCHEDULE H - Real Time Telemetry List........................................19

                      INTERCONNECTION AGREEMENT (Dickerson)
                      =====================================

           This Interconnection Agreement ("Agreement") dated as of December 19, 2000 by and between Potomac Electric Power Company ("Pepco") a District of Columbia and Virginia corporation, and Southern Energy Mid-Atlantic, LLC ("Generator") a Delaware limited liability company. Pepco and Generator are each referred to herein as a "Party," and collectively referred to herein as the "Parties."

                                   WITNESSETH:
                                   -----------

           WHEREAS, Pepco, and Southern Energy, Inc., a Delaware corporation ("SEI"), have entered into an Asset Purchase and Sale Agreement for Generating and Related Assets ("Asset Sale Agreement") dated June 7, 2000, as amended, for the sale by Pepco to SEI of certain assets comprising the Dickerson electric generation station;

           WHEREAS, SEI has assigned its rights and obligations relating to the this Agreement and Dickerson electric generation station to Generator in accordance with Section 12.5 of the Asset Sale Agreement;

           WHEREAS, Pepco intends to continue to operate its transmission and distribution businesses from their present locations;

           WHEREAS, Generator needs Interconnection Service from Pepco for the Dickerson electric generating station;

           WHEREAS, Pepco needs access to parts of the Generator's assets, and Generator needs access to parts of the Pepco's assets; and

           WHEREAS, the Parties have agreed in the Asset Sale Agreement to execute this Agreement in order to provide Interconnection Service to Generator and to define continuing responsibilities and obligations of the Parties with respect to the use of the other Party's property, assets and facilities as set forth herein.

           NOW THEREFORE, in consideration of the mutual representations, covenants and agreements hereinafter set forth, and intending to be legally bound hereby, the Parties hereto agree as follows:

                                    ARTICLE 1
                                    ---------
                                   DEFINITIONS

           Capitalized terms used in this Agreement shall have the meanings specified or referred to in Schedule A.

                                    ARTICLE 2
                                    ---------
                              TERM AND TERMINATION
                              --------------------

         2.1 Term. This Agreement shall become effective upon consummation of
             ----
the Closing ("Effective Date"), and unless terminated sooner in accordance with the terms of this Agreement, shall continue in full force and effect until the earlier to occur of (i) the permanent cessation by the Generator of the power generation functions of the Station or (ii) the permanent cessation of the interconnection functions of the Transmission System.

         2.2 Change in Law. If (a) the FERC, any state or state regulatory
             -------------
commission or the PJM Interconnection LLC implements a change in any law, regulation, rule or practice, or (b) Pepco's compliance with a change in any law or regulation, which compliance, in either case, affects, or may reasonably be expected to affect, Pepco's performance under this Agreement, the Parties shall negotiate in good faith any amendments to this Agreement that are necessary to adapt the terms of this Agreement to such change, and Pepco shall file such amendments with the FERC. If the Parties are unable to reach agreement on such amendments, either Party shall have the right to make a unilateral filing with the FERC to modify this Agreement pursuant to Sections 205 or 206 or any other applicable provision of the Federal Power Act and the FERC rules and regulations thereunder; provided that the other Party shall have the right to oppose such filing and to participate fully in any proceeding established by the FERC to address such amendments.

         2.3 Effect after Termination. The applicable provisions of this
             ------------------------
Agreement shall continue in effect after cancellation or termination hereof to the extent necessary to provide for final billings, billing adjustments and payments pertaining to liability and indemnification obligations arising from acts or events that occurred while this Agreement was in effect.

                                    ARTICLE 3
                                    ---------
                   CONTINUING OBLIGATIONS AND RESPONSIBILITIES
                   -------------------------------------------

         3.1 Interconnection Service
             -----------------------

             3.1.1 Subject to the terms and conditions of the Agreement, Pepco shall (a) permit the Station to continue to be interconnected to the Transmission System at the Point of Interconnection, and (b) provide Interconnection Service at the Point of Interconnection. Pepco agrees to permit Generator to interconnect

Station as long as Generator continues to operate such facilities pursuant to PJM Requirements and Good Utility Practice.

             3.1.2 Interconnection Service shall not include, and Pepco shall not be responsible under this Agreement for (a) transmission service, losses or ancillary services associated with the use of the Transmission System for the delivery of capacity, energy and/or ancillary services produced by the Generating Facilities, or (b) providing or procuring capacity, energy and/or ancillary services to the Generator or the Generating Facilities.

             3.1.3 The Generator's interconnection to the Transmission System of any new or expanded generating capacity of the Station shall (a) be subject to PJM Requirements and/or FERC requirements governing interconnections and (b) require a separate interconnection agreement mutually agreed to by the Parties in writing.

             3.1.4 Notwithstanding anything to the contrary in this Agreement, Pepco's performance of its obligations under this Agreement shall be subject to Generator entering into, and complying with, any PJM Generator Connection Agreement which may be required pursuant to PJM Requirements with respect to Interconnection Service or the Station.

         3.2 New Construction or Modifications
             ---------------------------------

             32.1 Pepco Construction or Modifications
                  -----------------------------------

                  (a) Pepco shall make such additions, modifications, replacements and improvements to the Interconnection Facilities as are required by PJM Requirements or Good Utility Practice to enable Pepco to provide Interconnection Service in compliance with this Agreement. Generator shall pay all reasonable Costs incurred by Pepco for such additions, modifications, replacements or improvements.

                  (b) Except with respect to operation and maintenance or ordinary maintenance done in the ordinary course of business or to respond to abnormal or emergency conditions, if any additions, modifications, replacements or improvements to the Interconnection Facilities undertaken by Pepco might reasonably be expected to affect Generator's operation of the Station, Pepco shall provide one hundred twenty (120) days written notice to Generator prior to undertaking such additions, modifications, replacements or improvements. Any such additions, modifications, replacements or improvements shall comply with PJM Requirements and Good Utility Practice. The Parties shall mutually agree to the scheduling of such addition, modification, replacement or improvement to minimize any adverse impact on the Station. Generator shall be deemed to have accepted Pepco's proposed additions, modifications, replacements or improvements unless Generator gives Pepco written notice of its objections within thirty (30) days after receipt of Pepco's notice. Generator's acceptance or deemed acceptance of Pepco's proposed additions, modifications, replacements or improvements shall not be construed, with respect thereto, as: (i) confirmation or endorsement of the design; (ii) a warranty of safety, durability or reliability; or (iii) responsibility for strength, details of design, adequacy or capability.

             3.2.2 Generator Construction or Modifications
                   ---------------------------------------

                  (a) In the event Generator plans to increase the capacity of the Generating Facilities, Generator shall submit to Pepco any and all plans and specifications that Pepco may reasonably request related to such increase. Such specifications and plans shall be submitted by Generator to Pepco at the time that Generator submits its plans under the PJM Tariff related to such expansion but no later than one hundred twenty (120) days prior to commencing such proposed increase. Any such additions, modifications, or replacements shall comply with PJM Requirements and Good Utility Practice and shall be subject to
Section 3.1.3 of this Agreement.

                  (b) If Generator plans any additions, modifications, or replacements to the Station that will not increase its capacity, but could reasonably be expected to affect the Transmission System or the Interconnection Facilities, Generator shall give Pepco reasonable notice, but not less than one hundred twenty (120) days prior written notice and Generator shall comply with all applicable PJM Requirements with respect to such proposed additions, modifications, or replacements. All such additions, modifications, or replacements shall (i) comply with PJM Requirements and Good Utility Practice,
(ii) be accompanied by appropriate information and operating instructions, and
(iii) be subject to the review and acceptance of Pepco, which review shall be based on PJM Requirements and Good Utility Practice and which acceptance shall not unreasonably be withheld or delayed. Pepco shall be deemed to have accepted Generator's proposed additions, modifications or replacements unless Pepco gives Generator written notice of its objections within thirty (30) days after receipt of the Generator's notice.

                  (c) Pepco's acceptance of Generator's plans and specifications for any proposed additions, modifications, or replacements to the Generating Facilities and Pepco's participation in any interconnected operations with Generator are not and shall not be construed as: (i) confirmation or endorsement of the design of the Generating Facilities; (ii) a warranty of safety, durability or reliability of the

Generating Facilities; or (iii) responsibility for strength, details of design, adequacy, or capability of the Generating Facilities.

                  (d) Pepco, pursuant to PJM Requirements, shall inform Generator of any additions, modifications, or replacements to the Transmission System or Interconnection Facilities, that will be necessary as a result of the addition, modification, or replacement to Station made pursuant to Section
3.2.2. Generator shall compensate Pepco for all reasonable Costs it incurs associated with any modifications, additions, or replacements made to the Interconnection Facilities or Transmission System related to any additions, modifications, or replacements to the Generating Facilities. Pepco shall provide an estimate as early as practicable, but in any event not less than sixty (60) days prior to the initiation of such addition, modification or replacement.

                  (e) Generator shall modify, at its sole cost and expense, the Generating Facilities as may be reasonably required to conform with PJM Requirements and Good Utility Practice or to conform with additions, modifications, or replacements of the Transmission System or the Interconnection Facilities, required by PJM Requirements and Good Utility Practice or implemented in accordance with this Agreement, (including, without limitation, changes to the voltages at which the Transmission System is operated) PROVIDED, HOWEVER, that Generator shall not be obligated under this Agreement to modernize, expand or upgrade the Generating Facilities unless the failure to modernize, expand or upgrade is reasonably likely to have a material adverse effect on the operation of Pepco's Facilities.

                  (f) Upon completion of any addition, modification, or replacement to the Generating Facilities that may reasonably be expected to affect the Transmission System or the Interconnection Facilities, but no later than ninety (90) days thereafter, Generator shall issue "as built" drawings to Pepco. Upon completion of any addition, modification, or replacement to the Interconnection Facilities, that may reasonably be expected to affect the operation of the Station, but no later than ninety (90) days thereafter, Pepco shall issue "as built" drawings to the Generator.

             3.2.3 Modifications Affecting the Transmission System or the
                   ------------------------------------------------------
Station
-------

                  (a) Notwithstanding anything herein to the contrary, except with respect to the projects or construction set forth in Schedule G, no modifications to or new construction of facilities, or access thereto, including but not limited to rights of way, fences, gates, shall be made by either Party which might reasonably be expected to adversely affect the other Party with respect to such Party's obligations and responsibilities under this Agreement, without prior written notification as set forth in Section 3.2.3 (b) below, and without providing the other Party with sufficient information regarding the work prior to commencement to enable such Party to evaluate the impact of the proposed work on its operations. For all modifications reasonably expected to adversely affect the operations of the other Party's facilities, the Party shall provide at least one hundred twenty
(120) days written notice to the other Party prior to undertaking such additions, modifications or replacements. Any such additions, modifications, or replacements shall comply with PJM Requirements and Good Utility Practice.

                  (b) The Parties shall mutually agree to the scheduling of such addition, modification, replacement or improvement proposed pursuant to Section 3.2.3(a) to minimize any adverse impact on the Station or the Transmission System. For all construction work, major modifications, or circuit changes involving new or existing facilities, equipment, systems or circuits that could reasonably be expected to affect the operation of either Party, the Party desiring to perform said work shall provide the other Party with drawings, plans, specifications, and other necessary documentation for review at least sixty (60) days prior to the beginning of construction provided that for routine telecommunication work, the Party doing the work shall only be required to provide 48 hours prior notice. The Party shall be deemed to have accepted the proposed additions, modifications, replacements or improvements unless the Party gives written notice of their objections within sixty (60) days after receipt of such notice. The Party's acceptance or deemed acceptance of the proposed additions, modifications, replacements or improvements shall not be construed, with respect thereto, as: (i) confirmation or endorsement of the design; (ii) a warranty of safety, durability or reliability; or (iii) responsibility for strength, details of design, adequacy or capability.

         3.3 Access, Easements, Conveyances, Licenses and Restrictions
             ---------------------------------------------------------

             3.3.1 The Parties hereby grant to each other such licenses, access and other rights to the Station and the Interconnection Facilities as may be necessary for either Party's performance of their respective obligations under this Agreement. Such access shall be provided in a manner so as not to unreasonably interfere with the ongoing business operations, rights, and obligations of the other Party and shall be subject to the safety and security practices of the Party granting such access. Access shall only be granted to Qualified Personnel.

             3.3.2 A Party shall not restrict a Party's rights hereunder to access the other Party's property, facilities, or equipment without prior written notification except in an Emergency, in which case the restricted access shall last no longer than three (3) days, unless an alternate means of access is provided.

             3.3.3 The Parties' rights with respect to access to their respective facilities properties shall also be governed by the Easement.

         3.4 Facility and Equipment Maintenance
             ----------------------------------

             3.4.1 Pepco shall provide Interconnection Service at the Point of Interconnection in a safe and efficient manner and pursuant to PJM Requirements and Good Utility Practice. Generator shall be responsible for all reasonable Costs incurred by Pepco to provide Interconnection Service and to Maintain the Interconnection Facilities pursuant to the Agreement.

             3.4.2 Generator shall Maintain the Generating Facilities (including coordination of its relay protection equipment) in a safe and efficient manner and as required by and in accordance with PJM Requirements and Good Utility Practice, provided, however, that Generator shall not be obligated to modernize, expand or upgrade the Generating Facilities unless the failure to modernize, expand or upgrade is reasonably likely to have a material adverse affect on the operation of the Interconnection Facilities or the Transmission System.

             3.4.3 Unless otherwise specified herein, or unless the Parties mutually agree to a different arrangement, neither Party shall be responsible for the maintenance of the other Party's equipment or property regardless of its location.

             3.4.4 In addition to the requirements set forth elsewhere in this Agreement, each Party shall Maintain its equipment and facilities and perform its maintenance obligations that could reasonably be expected to affect the operations of the other Party in a safe and efficient manner and pursuant to PJM Requirements and Good Utility Practice.

         3.5 Pepco Facilities and Generator Facilities.  Unless otherwise agreed
             -----------------------------------------
to by the Parties, the Party owning Pepco Facilities or Generator Facilities shall Maintain those facilities and shall do so pursuant to PJM Requirements and Good Utility Practice and shall make such additions, modifications, replacements and improvements as are required by PJM requirements and Good Utility Practice or which are necessary to maintain Interconnection Service, provided, however,
                                                            -----------------
that the Generator shall not be obligated under this Agreement to modernize, expand or upgrade the Generator Facilities unless the failure to modernize, expand or upgrade is reasonably likely to have a material adverse effect on the operation of the Transmission System or Interconnection Facilities.

         3.6 Equipment Testing and Obligations
             ---------------------------------

             3.6.1 For reliability purposes with respect to the Interconnection Facilities and the Transmission System, Pepco may reasonably request, pursuant to PJM Requirements, or Good Utility Practice, that Generator test, calibrate, verify, or validate the Generating Facilities or its equipment, and Generator shall promptly comply with such a request. Generator shall be responsible for all costs of testing, calibrating, verifying or validating its facilities.

             3.6.2 At Pepco's request, Generator shall supply to Pepco at no cost, copies of inspection reports, installation and maintenance documents, test and calibration records, verifications, and validations pursuant to the foregoing Section 3.6.1. Pepco shall supply to Generator, at Generator's request and at no cost to Generator, copies of inspection reports, installation and maintenance documents, test and calibration records, verifications, and validations that Pepco has which are related to the Interconnection Facilities.

         3.7 Inspections
             -----------

             3.7.1 Pepco shall, at its expense, have the right to inspect or observe all maintenance activities, equipment tests, installation work, construction work, and modification work to the Generating Facilities. Such access by Pepco shall be exercised in a manner which does not unreasonably interfere with Generator's ongoing business operations, rights and obligations and shall be subject to Generator's safety and security practices. If Pepco observes any deficiencies or defects with respect thereto that might reasonably be expected to adversely affect the Transmission System or the Interconnection Facilities, Pepco shall notify the Generator, and Generator shall immediately make any corrections necessitated by PJM Requirements and Good Utility Practice. Notwithstanding the foregoing in this Section 3.7.1, Pepco shall have no liability whatsoever for any failure to fully or adequately observe any deficiency, it being agreed that Generator shall be fully responsible and liable for all such deficiencies, activities, equipment tests, installation, construction or modification.

             3.7.2 Generator shall, at its expense, have the right to inspect or observe all maintenance activities, equipment tests, installation work, construction work, and modification work conducted by Pepco to the Interconnection Facilities. Such access by Generator shall be exercised in a manner which does not unreasonably interfere with Pepco's ongoing business operations, rights and obligations and shall be subject to Pepco's safety and security practices. If Generator observes any deficiencies or defects with respect thereto that might reasonably be expected to adversely affect the Station, Generator shall notify Pepco, and Pepco shall immediately make any corrections necessitated by applicable PJM Requirements and Good Utility Practice. Notwithstanding the foregoing in this

Section 3.7.2, Generator shall have no liability whatsoever for any failure to fully or adequately observe any deficiency, it being agreed that Pepco shall be fully responsible and liable for all such deficiencies, activities, equipment tests, installation, construction or modification.

         3.8 Information Reporting Obligations
             ---------------------------------

             3.8.1 In order to provide Interconnection Service hereunder, Pepco may request, and Generator shall promptly provide, all relevant information, documents, or data regarding the Generating Facilities that would be expected to materially affect the Transmission System, and which is reasonably requested by NERC, MAAC, the PJM Interconnection LLC, the MDPSC, the District of Columbia Public Service Commission and any other state or District of Columbia agency having jurisdiction over Pepco or Generator, the PJM System Operator, or the Transmission Operator, which disclosure shall be subject to Article 6 of this Agreement regarding the disclosure of commercially sensitive information.

             3.8.2 Generator shall promptly supply accurate, complete, and reliable information in response to reasonable information requests for real time data and other data from Pepco necessary for operations, maintenance, compliance with PJM Requirements or regulatory requirements, or analysis of the Interconnection Facilities or the Transmission System. Such information may include metered values for MW and MVAR, voltage, current, automatic voltage regulator status, automatic frequency control, dispatch, frequency, breaker status indication, or any other information reasonably required for reliable operation of the Transmission System pursuant to PJM Requirements and Good Utility Practice. At minimum, Generator shall satisfy the telemetry requirements set forth in Schedule H.

             3.8.3 Information pertaining to generation operating parameters shall be gathered and electronically transmitted directly to Pepco's energy management system using a mutually acceptable communications protocol.

             3.8.4 Generator shall be responsible for the maintenance, and any required replacements or upgrades of the field devices and equipment used to gather information regarding generation operating parameters.

             3.8.5 Generator shall Maintain, at its expense, operating telephone links to the PJM Interconnection LLC, PJM System Operator, Pepco and the Transmission Operator, to provide information deemed necessary by them, or as reasonably deemed necessary by Pepco in accordance with PJM Requirements or Good Utility Practice to integrate operation of the Station with the Transmission

System, provided, however, that Generator shall not be obligated under this
        -----------------
Agreement to modernize, expand or upgrade the Generator's facilities unless the failure to modernize, expand or upgrade is reasonably likely to have a material adverse effect on the operation of the Transmission System. Generator shall use communication links at the Station consisting of the mobile radio low band C frequency and "all call" and "red phone" systems currently located at the Station (or successor systems as may reasonably be required by Pepco) and shall maintain the availability of such systems to operate during abnormal conditions including blackouts.

         3.9 Local Services
             --------------

             3.9.1 General
                   -------

                  (a) The Parties agree that, due to the integration of certain control schemes of the Station and the Transmission System, it is cost effective to provide each other with the services set forth in Sections 3.10 and 3.11 in accordance with the terms and conditions set forth therein.

                  (b) The Parties shall ensure, in accordance with Good Utility Practice, that services provided by one Party to the other Party pursuant to Sections 3.10 and 3.11 shall be available at all times and in the manner and at the prices specified herein. Notwithstanding the foregoing, either Party may change the services, provided that (1) there is no cost to the receiving Party as a result of such change, (2) the quality, reliability and integrity of the replacement services is equivalent to the existing service, and (3) there is otherwise no materially adverse effect on the receiving Party.

                  (c) Neither Party shall terminate any services set forth in Sections 3.10 and 3.11 below that it agrees to provide to the other Party, without the other Party's prior written consent, which consent shall not be unreasonably withheld or delayed, provided, however, if a Party receiving a service under Sections 3.10 or 3.11 no longer needs or desires a particular service, said Party shall notify the other Party and the providing Party shall terminate said services as soon thereafter as practicable.

             3.9.2 Temporary Suspension of Local Services
                   --------------------------------------

                  (a) The Party providing a service set forth in Sections 3.10 or 3.11 below shall notify and obtain approval, which approval shall not be unreasonably withheld or delayed, from the receiving Party of any scheduled temporary suspension of services at least five (5) business days in advance of such suspension. Such notification shall include an estimated time duration for a return to normal conditions.

                  (b) In the event of any unplanned or forced suspension of the services set forth in Sections 3.10 or 3.11, below, the providing Party shall immediately notify the other Party first verbally and then in writing. The providing Party shall use all reasonable efforts to minimize the duration of said suspension.

                  (c) The Parties agree to complete any repairs, modifications or corrections, in accordance with Good Utility Practice, that are necessary to restore to the other Party as soon as reasonably practicable any services set forth in Sections 3.10 or 3.11 below that have been suspended.

         3.10 Pepco Provided Services: Schedule F sets forth the local services
              -----------------------
Pepco shall provide to the Generator pursuant to the terms of this Agreement. Unless otherwise specified in Schedule F, for a period of three (3) years after the Effective Date (the "Initial Period") and subject to Section 3.9 above, Pepco shall provide Generator with the local services set forth in Schedule F at no cost and in consideration of the local services Generator shall provide Pepco in accordance with Section 3.11 below. If Generator desires the continuation of any of the services set forth in Schedule F which are subject to the Initial Period to continue after the Initial Period, upon Generator's written request to Pepco made at least 60 days prior to the expiration of the Initial Period, the Parties shall engage in good faith negotiations to reach mutually agreeable terms and conditions upon which such services will continue, provided, however,
                                                             -----------------
that if such agreement is not reached prior to the expiration of the Initial Period, Pepco shall cease to provide services under Section 3.10 at the end of the Initial Period.

         3.11 Generator Provided Services. Schedule F sets forth the local
              ---------------------------
services Generator shall provide to Pepco pursuant to the terms of this Agreement. Unless otherwise specified in Schedule F, for the Initial Period and subject to Section 3.9 above, Generator shall provide Pepco with the local services set forth in Schedule F at no cost and in consideration of the local services Pepco shall provide Generator in accordance with Section 3.10 above. If Pepco desires the continuation of any of the services set forth in Schedule F which are subject to the Initial Period to continue after the Initial Period, upon Pepco's written request to Generator made at least 60 days prior to the expiration of the Initial Period, the Parties shall engage in good faith negotiations to reach mutually agreeable terms and conditions upon which such services will continue, provided, however, that if such agreement is not reached
                        -----------------
prior to the expiration of the Initial Period, Generator shall cease to provide services under Section 3.11 at the end of the Initial Period.

         3.12 Optional Services: Generator may request that Pepco provide the
              -----------------
following services to the Generator, provided, however, that Pepco shall not
                                     -----------------
have any obligation to provide such services unless the Parties have mutually agreed in writing to the price and other terms and conditions of such service:

              (a) PJM interface and dispatch services through the Pepco control center;

              (b) use of Pepco's communication services;

              (c) maintenance of certain auxiliary and communications equipment at the Station;

              (d) maintenance of high-voltage and medium-voltage equipment such as power transformers and power circuit breakers;

              (e) maintenance of protective relaying, certain control equipment, such as AGC and MSVC, plant batteries and revenue meters owned by Generator.

         3.13 Metering and Telemetering
              -------------------------

              3.13.1 Generator shall, at Generator's expense: (a) own, Maintain and repair, all Revenue Meters, instrument transformers and appurtenances associated with Revenue Meters, and real time telemetry, (b) conduct meter accuracy and tolerance tests, and (c) prepare all calibration reports required for equipment that measures energy transfers at the Point of Interconnection. All meter accuracy and tolerance testing hereunder shall be in accordance with PJM Requirements and Good Utility Practice and shall be conducted, at Pepco's request, in the presence of Pepco's representative.

              3.13.2 Generator shall own and Maintain, at the Generator's expense, equipment for redundant real-time communications and transmission of telemetry, hourly MWh information, and such other information as required by the PJM System Operator or Transmission Operator, or as reasonably required by Pepco in accordance with PJM Requirements and Good Utility Practice.

         3.14 Emergency Procedure
              -------------------

              3.14.1 Pepco, through the Transmission Operator, shall provide Generator with prompt verbal notification of Emergencies with regard to the Transmission System which may reasonably be expected to affect Generator's immediate operation of the Station or Generator Facilities, and Generator shall provide Pepco with prompt verbal notification of Emergencies with regard to the Station which may reasonably be expected to affect Interconnection Service or the Transmission System. Such notification shall describe the Emergency, the extent of damage or deficiency, the anticipated length of an outage and the corrective action taken and/or to be taken. Said verbal notification shall be followed as soon as practicable (but no later than 24 hours after the verbal notification) with written notification.

              3.14.2 If an Emergency in the good faith judgment of a Party endangers or could endanger life or property, the Party recognizing the problem shall take such action as may be reasonable and necessary to prevent, avoid, or mitigate injury, danger, or loss. If however the Emergency involves transmission or electrical equipment, Generator shall notify the Transmission Operator, and obtain the consent of such personnel, prior to performing any switching operations.

              3.14.3 Pepco may, consistent with PJM Requirements and Good Utility Practice, have the Transmission System Operator take whatever actions (including tripping Generator's synchronizing breakers) or inactions it deems necessary during an Emergency to: (a) preserve public safety; (b) preserve the integrity of the Transmission System, (c) limit or prevent damage; or (d) expedite restoration of service. If any action or inaction by Pepco or the Transmission Operator under this Section 3.14 results in the discontinuation, curtailment, interruption or reduction of Interconnection Service, Pepco shall use reasonable efforts consistent with PJM Requirements and Good Utility Practice to restore Interconnection Service as promptly as practicable and to minimize the effect of such restoration of service on the Station.

         3.15 Interconnection Service Interruptions
              -------------------------------------

              3.15.1 If at any time, in the reasonable exercise of the PJM System Operator's judgment, or the Transmission Operator's judgment exercised in accordance with PJM Requirements or Good Utility Practice and on a non-discriminatory basis, a condition exists, including the operation of Generator's equipment, which might reasonably be expected to have a materially adverse affect on the quality of service rendered by Pepco (including services rendered to transmission or distribution customers) or interferes with the safe and reliable operation of the Transmission System, Pepco may discontinue, curtail, reduce and/or interrupt Interconnection Service until the condition has been corrected.

              3.15.2 Unless the PJM System Operator, the Transmission Operator or Pepco perceives that an Emergency exists or the risk of one is imminent, Pepco shall give Generator reasonable notice of its intention to discontinue, curtail, interrupt or reduce Interconnection Service in response to the interfering condition and, where practical, allow suitable time for Generator to remove the interfering condition if it is the result of Generator's operations, before the discontinuation, curtailment, interruption or reduction commences. Pepco's judgment with regard to the interruption of service under this paragraph shall be made pursuant to PJM Requirements and Good Utility Practice. In the case of such interruption, Pepco shall immediately confer with Generator regarding the conditions causing such interruption and its recommendation concerning timely correction thereof. In the event Interconnection Service is interrupted under this section due to Generator's failure to operate and Maintain the Generating Facilities pursuant to PJM Requirements or Good Utility Practice, Generator shall compensate Pepco for all costs reasonably incurred by Pepco attributable to the interruption and restoration of Interconnection Service. Pepco shall use reasonable efforts consistent with PJM Requirements and Good Utility Practice to restore Interconnection Service interrupted, curtailed or reduced pursuant to this Section 3.15 as promptly as practicable and to minimize the effect of such restoration of service on the Station.

         3.16 Unit Status Notification
              ------------------------

              3.16.1 Generator acknowledges that Pepco requires information regarding the status of the Station for Transmission System reliability purposes. Accordingly, by 10:00 a.m. of each day, the Generator shall provide Pepco the following information regarding the status of the Station for the following day: Station availability to provide energy and capacity, the Station's scheduled on and off times, Station synchronization, planned outages or deratings, and generation restrictions and limitations. Generator shall immediately notify Pepco of any changes to the information provided pursuant to the foregoing sentence.

              3.16.2 In circumstances, such as forced outages, Generator shall notify Pepco of its generating unit's temporary interruption of generation as soon as practicable; and it shall provide Pepco, as soon as practicable, with a schedule of when generation will be resumed.

         3.17 Scheduled Maintenance Notification and Coordination
              ---------------------------------------------------

              3.17.1 Local Routing Inspection and Maintenance. The Parties agree
                     ----------------------------------------
that, due to the integration of certain control and protective relaying schemes between the Station and the Interconnection Facilities, it will be necessary for them to cooperate in the inspection, maintenance and testing of these areas of integration. Each Party will provide advance notice to the other Party before undertaking any work in these areas, especially in electrical circuits involving circuit breaker trip and close contacts, current transformers or potential transformers and such work will be performed in accordance with PJM Requirements and Good Utility Practice.

              3.17.2 Transmission System Maintenance. Pepco shall consult with
                     -------------------------------
Generator regarding timing of scheduled maintenance of the Interconnection Facilities or the transmission facilities of the Transmission System which Pepco or the Transmission Operator performs and which might reasonably be expected to affect the Station. Pepco shall, to the extent practicable, schedule any testing, shutdown, or withdrawal of said facilities to coincide with Generator's scheduled outages for the Station. To facilitate such consultation and to the extent the information is not available from the PJM System Operator in a timely manner, in June of each year, or on another date mutually acceptable to the Parties, Generator shall furnish Pepco with non-binding preliminary generator maintenance schedules covering the upcoming two years and any material changes thereto. In the event Pepco is unable to schedule the outage of its facilities to coincide with Generator's schedule, Pepco shall notify Generator as soon as practicable of the reasons for the facilities' outage, of the time scheduled for the outage to take place, and of its expected duration.

         3.18 Safety
              ------

              3.18.1 General. Pepco agrees with respect to the Interconnection
                     -------
Facilities and the Transmission System, and Generator agrees with respect to the Station, that all work performed by either Party on such facilities which could reasonably be expected to affect the operations of the other Parry shall be performed in accordance with all applicable PJM Requirements and Good Utility Practice.

              3.18.2 Switching Tagging and Grounding. Each Party shall comply
                     -------------------------------
with the Switching, Tagging and Grounding Rules. Pepco will notify Generator of any changes in its Switching, Tagging and Grounding Rules. Generator shall be responsible for all switching, tagging and grounding on Generator's side of the Point of Interconnection and, except for Generator Facilities, Pepco shall be responsible for all switching, tagging and grounding on its side of the Point of Interconnection.

         3.19 Environmental Compliance and Procedures
              ---------------------------------------

              3.19.1 Each Party shall be responsible for complying with all Environmental Laws applicable to it with respect to its facilities or property.

              3.19.2 A Party shall notify the other Party first verbally and then in writing, of any Releases of a Hazardous Substance or any type of remediation activities related thereto as soon as possible but no later than twenty-four (24) hours after the occurrence if within the reasonable judgment of the Party said activities could reasonably be expected to have a material adverse effect upon the operations of the other Party and shall promptly furnish to the other Party copies of any reports filed with any governmental agencies covering such events. This Section 3.19.2 does not effect any allocation of liability with respect to the Station pursuant to the Asset Sale Agreement.

              3.19.3 Neither Party shall knowingly take any actions which might reasonably be expected to have a material adverse environmental impact upon the operations of the other Party without prior written notification and agreement between then Parties.

         3.20 Operating Committee. The Parties shall establish an operating
              -------------------
committee consisting of one representative for each Party ("Operating Committee"). The Operating Committee shall act only by unanimous agreement or consent. The Parties shall designate their respective representatives to the Operating Committee, plus an alternate by written notice. Each Party's representative on the Operating Committee is authorized to act on behalf of such Party with respect to any matter arising under this Agreement which is to be decided by the Operating Committee, however, the Operating Committee shall not have any authority to modify or otherwise alter the rights and obligations of the Parties hereunder. The Operating Committee shall develop and implement suitable policies and procedures with which to coordinate the interaction of the Parties with respect to the performance of their duties and obligations under this Agreement.

                                    ARTICLE 4
                                    ---------
                                   OPERATIONS
                                   ----------
         4.1  General
              -------

              4.1.1 The Parties agree to operate their respective equipment that could reasonably be expected to have a material effect on the operations of the other Party in a safe and efficient manner and in accordance with PJM Requirements and Good Utility Practice, and otherwise in accordance with the terms of this Agreement.

              4.1.2 Generator shall comply with the requests, orders, and directives of Pepco with respect to Interconnection Service to the extent such requests, orders or directives are (a) issued pursuant to PJM Requirements or Good Utility Practice, (b) not discriminatory; and (c) otherwise in accordance with this Agreement or applicable tariff.

              4.1.3 In the event Generator believes that a request, order, or directive of Pepco exceeds the limitations in this Section 4.1.2, it shall nevertheless comply with the request, order, or directive pending resolution of the dispute under Article 12. The Parties agree to cooperate in good faith to expedite the resolution of any disputes arising under this Section 4.1.

         4.2  Generator's Operating Obligations
              ---------------------------------

              4.2.1 General. Generator shall request permission from the
                    -------
Transmission Operator, the PJM System Operator or the PJM Interconnection LLC, as applicable, prior to opening and/or closing circuit breakers in accordance with applicable switching and operations procedures and Good Utility Practice.

                  (a) Generator shall carry out all switching orders from the Transmission Operator, the PJM System Operator, or the PJM Interconnection LLC, in a timely manner and in accordance with PJM Requirements and Good Utility Practice.

                  (b) Generator shall (i) comply with Pepco's system restoration plan and black start criteria applicable to the Station as configured as of the Effective Date or (ii) if the Station's configuration is modified, provide alternative service restoration and black start capability in accordance with PJM Requirements. Generator shall ensure that operating personnel at the Station are trained to implement such system restoration or black start plans. The Generator shall test the Station's black-start combustion-turbines annually to confirm that the black-start combustion-turbines will start without an external power supply. The Generator shall test the Station's steam turbine-generators and those combustion-turbine generators that would be required to be black-started in accordance with Pepco's Emergency Conditions and System Restoration Manual, as revised from time to time, and plant restoration procedures, at least once every three years. Testing shall confirm the ability of a generating unit or Station to go from a shut down condition to an operating condition and start delivering power without assistance from the Transmission System. These testing requirements shall remain in place until PJM promulgates specific rules governing black-start testing.

                  (c) The electricity supplied by Generator to the Point of Interconnection shall be in the form of three-phase 60 Hertz alternating current at the nominal system voltage.

                  (d) Generator's equipment shall conform with Good Utility Practice for harmonic distortion and voltage fluctuation.

             4.2.2 Voltage or Reactive Control Requirements. Unless otherwise
                   ----------------------------------------
agreed to by the Parties or authorized or directed by the PJM Interconnection LLC, Generator shall operate the Station with automatic voltage regulators in service at all times. The voltage regulators will control voltage at the Points of Interconnection consistent with the range of voltage prescribed by Pepco or the Transmission System Operator in accordance with PJM Requirements and Good Utility Practice.

                  (a) Generator will operate the Station in accordance with prescribed voltage schedules pursuant to Section 4.2.2 to the extent the Station is operating within its reactive generating capability and not violating any electrical constraints. Should Generator fail to comply with such voltage schedules, Pepco or the Transmission Operator, as applicable, shall provide written notice to the Generator of its intent to remedy that failure. If Generator does not promptly commence appropriate action after receiving such notice, Pepco or the Transmission Operator may then take any necessary action at Generator's expense to remedy such failure, including the installation of capacitor banks or other reactive compensation equipment necessary to ensure the proper voltage or reactive supply at the Station including, at a minimum, by installing such equipment outside any building housing the Generation Facilities. Pepco shall make, to the extent feasible, reasonable efforts to minimize the impact of such action on the operation of the Station.

                  (b) Generator shall notify the Transmission Operator if (a) any or all generating units at the Station reaches a VAR limit, (b) there is any deviation from the voltage schedules prescribed pursuant to Section 4.2.2 which is outside the limits permitted by PJM Requirements or Good Utility Practice, or
(c) any automatic voltage regulator is removed from or restored to service.

                  (c) The Transmission Operator may from time to time, pursuant to PJM Requirements or Good Utility Practice, request or direct Generator to adjust generator controls that impact the Transmission System, such as excitation, droop, and automatic generation control settings and Generator shall comply with such request or directions.

                  (d) Generator acknowledges that the Transmission Operator may have the right, to the extent authorized or directed by the PJM Interconnection LLC, to require reduced or increased generation of the Station in accordance with PJM Requirements, or in accordance with applicable rules of the Transmission Operator.

         4.3 Auditing of Accounts and Records. The Parties shall have the right,
             --------------------------------
during normal business hours, to audit each other's accounts and records pertaining to transactions under this Agreement, upon twenty (20) days prior written notice, at the offices where such accounts and records are maintained, provided, however, that the audit shall be limited to those portions of the accounts and records that are related to services provided to the other Party under this Agreement. Any such audit of a Party's accounts and records will be at the expense of the auditing Party, shall not be made more frequently than once in any twelve (12) month period, and no such audit may be made with respect to accounts and records relating to periods more than twenty-four (24) months prior to the date of the audit notice. The Party being audited will be entitled to review the audit report and any supporting materials. The Party conducting the audit shall maintain the confidentiality of all information obtained during the audit in compliance with Article 6 of this Agreement. To the extent that audited information includes confidential information, the auditing Party shall designate an independent auditor at its expense to perform such audit.

                                    ARTICLE 5
                                    ---------
                  COST RESPONSIBILITIES AND BILLING PROCEDURES
                  --------------------------------------------

         5.1 Cost Responsibilities for Interconnection Service. Except as
             -------------------------------------------------
otherwise expressly stated herein, Generator shall not be responsible for any costs arising from Pepco's provision of Interconnection Service or local services to Generator, except for those costs specified in Sections 3.2.1, 3.2.2, 3.4.1, and 3.15 or arising from the liability or indemnification provisions of this Agreement.

         5.2 Cost Responsibilities for Local Services. Except as otherwise
             ----------------------------------------
expressly provided herein or agreed to by the Parties, each Party shall be responsible for the costs for local services provided to the other Party in Sections 3.10 and 3.11 as set forth in said sections.

         5.3 Billing Procedures
             ------------------

                  (a) Within ten (10) days after the first day of each calendar month, each Party shall provide the other Party with a written invoice for any payments due from the other Party for services provided in the previous month.

                  (b) Each invoice shall (i) delineate the month in which the services were provided, (ii) fully describe the services rendered, (iii) be itemized to reflect the services performed or provided, and (iv) provide reasonable detail as to the calculation of the amount involved.

                  (c) All invoices shall be paid within fifteen (15) days after receipt, but not earlier than the 25th day of the month in which the invoice is rendered. All payments shall be made in immediately available funds payable to the other Party, or by wire transfer to a bank designated in writing by such Party. Payment of invoices shall not relieve the paying Party from any responsibilities or obligations it has under this Agreement, nor shall such payment constitute a waiver of any claims arising hereunder.

                  (d) To the extent that, for any billing period, Generator is obligated to pay to Pepco amounts due and calculated pursuant to Section 5.3, Pepco may use such amounts as a set-off against any amounts owed by Pepco to Generator under this Section 5.3.

                  (e) Interest on any unpaid amounts shall be calculated in accordance with the methodology specified for interest on refunds in FERC regulations at 18 C.F.R. ss.35.19a(a)(2)(iii). Interest on delinquent amounts shall be calculated from the due date of the bill to the date of payment. When payments are made by mail, bills shall be considered as having been paid on the date of receipt by the other Party.

         5.4 Billing Disputes. In the event of a billing dispute between the
             ----------------
Parties, each Party shall continue to provide services as long as the other Party continues to make all payments not in dispute. Payment of invoices by either Party shall not relieve the paying Party from any responsibilities or obligations it has under this Agreement; nor shall it constitute a waiver of any claims arising hereunder.

                                    ARTICLE 6
                                    ---------
                                 CONFIDENTIALITY
                                 ---------------

         6.1 Confidentiality Obligations of Pepco. Pepco shall hold in
             ------------------------------------
confidence, unless compelled to disclose by judicial or administrative process or other provisions of law, all documents and information furnished by Generator in connection with this Agreement marked "Confidential" or "Proprietary." Except to the extent that such information or documents are (i) generally available to the public other than as a result of a disclosure by Pepco in breach of this Agreement, (ii) available to Pepco on a non-confidential basis prior to disclosure to Pepco by Generator, or (iii) available to Pepco on a non-confidential basis from a source other than Generator, provided that such source is not known, and by reasonable effort could not be known, by Pepco to be bound by a confidentiality agreement with Generator or otherwise prohibited from transmitting the information to Pepco by a contractual, legal or fiduciary obligation, Pepco shall not release or disclose such information to any other person, except to its employees, representatives or agents on a need-to-know basis, in connection with this Agreement who has not first been advised of the confidentiality provisions of this Section 6.1 and has agreed in writing to comply with such provisions. In no event shall such information be disclosed in violation of the requirements of FERC Orders 889 and 889-A, and any successor thereto. Pepco shall promptly notify Generator if it receives notice or otherwise concludes that the production of any information subject to this
Section 6.1 is being sought under any provision of law and Pepco shall use reasonable efforts in cooperation with Generator to seek confidential treatment for such confidential information provided thereto.

         6.2 Confidentiality Obligations of Generator. Generator shall hold in
             ----------------------------------------
confidence, unless compelled to disclose by judicial or administrative process or other provisions of law, all documents and information furnished by Pepco in connection with this Agreement marked "Confidential" or "Proprietary." Except to the extent that such information or documents are (i) generally available to the public other than as a result of a disclosure by Generator in breach of this Agreement, (ii) available to Generator on a non-confidential basis prior to disclosure to Generator by Pepco, or (iii) available to Generator on a non-confidential basis from a source other than Pepco, provided that such source is not known, and by reasonable effort could not be known, by Generator to be bound by a confidentiality agreement with Pepco or otherwise prohibited from transmitting the information to Generator by a contractual, legal or fiduciary obligation, Generator shall not release or disclose such information to any other person, except to its employees, representatives or agents on a need-to-know basis, in connection with this Agreement who has not first been advised of the confidentiality provisions of this Section 6.2 and has agreed in writing to comply with such provisions. In no event shall such information be disclosed in violation of the requirements of FERC Orders 889 and 889-A, and any successor thereto. Generator shall promptly notify Pepco if it receives notice or otherwise concludes that the production of any information subject to this
Section 6.2 is being sought under any provision of law and Generator shall use reasonable efforts in cooperation with Pepco to seek confidential treatment for such confidential information provided thereto.

         6.3 Confidentiality of Audits. The independent auditor performing any
             -------------------------
audit, as referred to in Section 4.3, shall be subject to a confidentiality agreement between the auditor and the Party being audited. Such audit information shall be treated as confidential except to the extent that its disclosure is required by regulatory or judicial order, for reliability purposes pursuant to PJM Requirements or Good Utility Practice, and pursuant to the FERC's rules and regulations. Except as provided herein, neither Party will disclose the audit information to any third party, without the other Party's prior written consent. Audit information in the hands of the Party not being audited shall be subject to all provisions of Section 6.1 or 6.2, above, as applicable.

         6.4 Remedies. The Parties agree that monetary damages would be
             --------
inadequate to compensate a Party for the other Party's breach of its obligations under Section 6.1 or 6.2, above, as applicable. Each Party accordingly agrees, subject to Article 8, that the other Party shall be entitled to equitable relief, by way of injunction or otherwise, if the first Party breaches or threatens to breach its obligations under Section 6.1 or 6.2 of this Agreement, as applicable, which equitable relief shall be granted without bond or proof of damages, and the receiving Party shall not plead in defense that there would be an adequate remedy at law.

                                    ARTICLE 7
                                    ---------
                                EVENTS OF DEFAULT
                                -----------------

         7.1 Events of Default. Each of the following shall constitute an Event
             -----------------
of Default by the a defaulting Party under this Agreement:

                  (a) The failure by a Party to pay any amount due within twenty
(20) calendar days after receipt of written notice of nonpayment by the other Party, unless the payment of such amount is disputed in good faith, in which event Section 5.5 shall apply;

                  (b) A Party's breach of any material term or condition of this Agreement, including but not limited to any material breach of a representation, warranty or covenant made in this Agreement which, after receiving written notice of the breach from the non-breaching Party (such notice to set forth in reasonable detail the nature of the default and, where known and if applicable, the steps necessary to cure such default), (i) the breaching Party fails to cure, if curable, within thirty (30) days following receipt of the notice or
(ii) if such default is of such a nature that it cannot be cured within thirty
(30) days following receipt of such notice, the breaching Party fails within such thirty (30) days to commence the necessary cure and fails at any time thereafter diligently and continuously to prosecute such cure to completion provided that the cure is completed no later than 180 days after the receipt of the default notice;

                  (c) The appointment of a receiver, liquidator or trustee for either Party, and such receiver, liquidator or trustee is not discharged within sixty (60) days;

                  (d) The entry of a decree or decrees adjudicating a Party as bankrupt or insolvent, and such decree or decrees are not stayed or discharged within sixty (60) days; or

                  (e) The filing of voluntary petitions for bankruptcy under any federal or state bankruptcy law by a Party.

         7.2 Remedies
             --------

             7.2.1 If the breaching Party disputes that an Event of Default under Section 7.1.(b) has occurred, the breaching Party shall nonetheless comply with this Section 7.2 pending the resolution of the dispute. If it is determined that no breach or Event of Default under Section 7.1(b) existed, the Party alleging the default shall pay and reimburse the other Party for all reasonable costs and expenses incurred by it to cure the alleged default.

             7.2.2 Upon the occurrence of an Event of Default, the non-defaulting Party may (i) exercise all such rights and remedies as may be available to it at law or equity including seeking to recover damages caused by such Event of Default, subject to Article 8 of this Agreement; and/or (ii) terminate this Agreement. The Parties shall not discontinue the performance of any one or more of their obligations hereunder due to the occurrence of an Event of Default during the pendency of any dispute regarding such Event of Default and until such dispute is finally resolved except that Pepco may suspend or interrupt service if necessary for the safe and reliable operation of the Interconnection Facilities or the Transmission System.

             7.2.3 Notwithstanding the foregoing, upon the occurrence of any Event of Default, the non-defaulting Party shall be entitled to commence an action to require the defaulting Party to remedy such default by specifically performance of its duties and obligations hereunder in accordance with the terms and conditions hereof.

             7.2.4 Notwithstanding anything in this Agreement to the contrary, in the event the Generator's failure to comply with the provisions of Sections
4.1 and 4.2 of this Agreement is reasonably likely to have an immediate and material adverse impact on Pepco or the Transmission System, Pepco shall have the right to take immediately reasonable steps and/or to exercise immediately all remedies available under this Agreement, or at law or equity, including the right, after providing as much notice as is practicable under the circumstances and complying with the applicable FERC notice requirements regarding termination of service, to disconnect the Station from the Transmission System.

                                    ARTICLE 8
                                    ---------
                             LIMITATION OF LIABILITY
                             -----------------------

         8.1 Limitation of Pepco's Liability. Pepco does not guarantee the
             -------------------------------
non-occurrence of, or warrant against, and will have no liability hereunder for, and the Generator will release Pepco from all claims or damages associated with, any interruption in the availability of the Interconnection Facilities, Interconnection Service or local services pursuant to Section 3.10 or damages to the Generator's facilities, except to the extent such interruption or damage is caused by Pepco's gross negligence or willful misconduct in the performance of its obligations under this Agreement.

         8.2 Limitation on Generator's Liability. Generator does not guarantee
             -----------------------------------
the non-occurrence of, or warrant against, and will have no liability under this Agreement for, and Pepco will release Generator from all claims or damages arising under this Agreement which are associated with any interruption in the availability of the Station or local services pursuant to Section 3.11, any reduction, curtailment, interruption or reduction of energy from the Station, or damage to Pepco's facilities, except to the extent such interruption or damage is caused by Generator's gross negligence or willful misconduct in the performance of its obligations under the Agreement.

         8.3 Consequential Damages. Except for indemnity obligations set forth
             ---------------------
in Article 9, neither Party, nor their respective officers, directors, agents, employees, Affiliates, or successors or assigns of any of them, shall be liable to the other Party or its Affiliates, officers, directors, agents, employees, successors or assigns for claims, suits, actions or causes of action for incidental, punitive, special, indirect, multiple or consequential damages (including, without limitation, replacement power costs, lost revenues, claims of customers, attorneys' fees and litigation costs) connected with, or resulting from, performance or non-performance of this Agreement, or any actions undertaken in connection with or related to this Agreement, including, without limitation, any such damages which are based upon causes of action for breach of contract, tort (including negligence and misrepresentation), breach of warranty or strict liability. The provisions of this Section 8.3 shall apply regardless of fault and shall survive termination, cancellation, suspension, completion, or expiration of this Agreement.

                                    ARTICLE 9
                                    ---------
                     INDEMNIFICATION FOR THIRD PARTY CLAIMS
                     --------------------------------------

         9.1 Generator's Indemnification. Generator shall indemnify, hold
             ---------------------------
harmless, and defend Pepco and its Affiliates, as the case may be, and their respective officers, directors, employees, agents, contractors, subcontractors, invitees, successors and permitted assigns from and against any and all claims, liabilities, costs, damages, and expenses (including, without limitation, reasonable attorney and expert fees, and disbursements incurred by any of them in any action or proceeding between Pepco and a third party or Generator) for damage to property of unaffiliated third parties, injury to or death of any person, including Pepco's employees or any third parties, to the extent caused, by the negligence or willful misconduct of Generator's and/or its officers, directors, employees, agents, contractors, subcontractors or invitees arising out of or connected with Generator's performance or breach of this Agreement, or the exercise by Generator of its rights hereunder. In furtherance of the foregoing indemnification and not by way of limitation thereof, Generator hereby waives any defense it might otherwise have under applicable workers' compensation laws.

         9.2 Pepco's Indemnification. Pepco shall indemnify, hold harmless, and
             -----------------------
defend Generator and its Affiliates, as the case may be, and their respective officers, directors, employees, agents, contractors, subcontractors, invitees, successors and permitted assigns from and against any and all claims, liabilities, costs, damages, and expenses (including, without limitation, reasonable attorney and expert fees, and disbursements incurred by any of them in any action or proceeding between the Generator and a third party or Pepco) for damage to property of unaffiliated third parties, injury to or death of any person, including Generator's employees or any third parties, to the extent caused by the negligence or willful misconduct of Pepco and/or its officers, directors, employees, agents, contractors, subcontractors or invitees arising out of or connected with Pepco's performance or breach of this Agreement, or the exercise by Pepco of its rights hereunder. In furtherance of the foregoing indemnification and not by way of limitation thereof, Pepco hereby waives any defense it might otherwise have under applicable workers' compensation laws.

         9.3 Indemnification Procedures. If either Party intends to seek
             --------------------------
indemnification under this Article 9 from the other Party, the Party seeking indemnification shall give the other Party notice of such claim within ninety
(90)
days of the later of the commencement of, or the Party's actual knowledge of, such claim or action. Such notice shall describe the claim in reasonable detail, and shall indicate the amount (estimated if necessary) of the claim that has been, or may be sustained by, said Party. To the extent that the other Party will have been actually and materially prejudiced as a result of the failure to provide such notice, such notice will be a condition precedent to any liability of the other Party under the provisions for indemnification contained in this Agreement. Neither Party may settle or compromise any claim without the prior consent of the other Party; provided, however, said consent shall not be unreasonably withheld or delayed.

         9.4 Survival. The indemnification obligations of each Party under this
             --------
Article 9 shall continue in full force and effect regardless of whether this Agreement has either expired or been terminated or canceled.

                                   ARTICLE 10
                                   ----------
                                    INSURANCE
                                    ---------

         10.1 Insurance Coverage. The Parties shall maintain at their own cost
              ------------------
and expense, fire, liability, worker's compensation, and other forms of insurance relating to their respective property and facilities subject to this Agreement in the manner, and amounts, and for the durations as is customary in the electric utility industry.

         10.2 Certificates of Insurance. The Parties agree to furnish each other
              -------------------------
with certificates of insurance evidencing the insurance coverage obtained in accordance with this Article 10, and the Parties agree to notify and send copies to the other of any policies maintained hereunder upon written request by a Party. Each Party must notify the other Party within ten (10) business days of receiving notice of cancellation, change, amendment or renewal of any insurance policy required pursuant to Section 10.1 above.

         10.3 Additional Insureds and Waiver. Each Party and its affiliates
              ------------------------------
shall be named as additional insureds on the general liability insurance policies obtained in accordance with Section 10.1, above, as regards liability under this Agreement; and each Party shall waive its rights of recovery against the other for any loss or damage covered by such policy.

                                   ARTICLE 11
                                   ----------
                                  FORCE MAJEURE
                                  -------------

         11.1 Effect of Force Majeure. Notwithstanding anything in this
              -----------------------
Agreement to the contrary, Generator and Pepco shall not be liable in damages or otherwise or responsible to the other for its failure to carry out any of its obligations under this Agreement (except for the obligation to pay sums of money due and owing hereunder) to the extent that they are unable to so perform or are prevented from performing by an event of Force Majeure and has complied with
Section 11.3.

         11.2 Force Majeure Defined. Force Majeure means those causes beyond the
              ---------------------
reasonable control of the Party affected, which by the exercise of reasonable diligence, including Good Utility Practice, that Party is unable to prevent, avoid, mitigate, or overcome, including the following: any act of God, labor disturbance (including a strike), act of the public enemy, war, insurrection, riot, fire, storm or flood, explosion, breakage or accident to machinery or equipment, electric system disturbance), order, regulation or restriction imposed by governmental, military or lawfully established civilian authorities, or any other cause of a similar nature beyond a Party's reasonable control.

         11.3 Notification. A Party shall not be entitled to rely on the
              ------------
occurrence of an event of Force Majeure as a basis for being excused from performance of its obligations under this Agreement, unless the Party relying on the event or condition shall: (a) provide prompt written notice of such Force Majeure event to the other Party, including an estimation of its expected duration and the probable impact on the performance of its obligations hereunder; (b) exercise all reasonable efforts in accordance with Good Utility Practice to continue to perform its obligations under this Agreement; (c) expeditiously take action to correct or cure the event or condition excusing performance; (d) exercise all reasonable efforts to mitigate or limit damages to the other Party; and (e) provide prompt notice to the other Party of the cessation of the event or condition giving rise to its excuse from performance. Subject to this Section 11.3, any obligation under this Agreement shall be suspended only to the extent caused by such Force Majeure and only during the continuance of any inability of performance caused by such Force Majeure but for no longer period.

                                  ARTICLE 12
                                  ----------
                                    DISPUTE
                                    -------

         12.1 Disputes.
              --------

              12.1.1 A Party with a claim or dispute under this Agreement shall submit to the Operating Committee a notification of such claim or dispute within sixty (60) days after the circumstances that gave rise to the claim or the question or issue in dispute. The notification shall be in writing and shall include a concise statement of the claim or the issue or question in dispute, a statement of the relevant facts and documentation to support the claim. In the event the Operating Committee is unable, in good faith, to resolve their disagreement in a manner satisfactory to both Parties within thirty (30) days after receipt by the Operating Committee of a notification specifying the claim, issue or question in dispute, the Parties shall refer the dispute to their respective senior management. If, after using their good faith best efforts to resolve the dispute, senior management cannot resolve the dispute within thirty
(30) days, the Parties shall utilize the arbitration procedures set forth below in Section 12.2 to resolve a dispute, provided that nothing herein or therein shall prohibit either Party from at any time requesting from a court of competent jurisdiction a temporary restraining order, preliminary injunction, or other similar form of equitable relief to enforce performance of the provisions of this Agreement.

         12.2 Arbitration.
              -----------

              (a) Unless the Parties other wise mutually agree in writing to another form of dispute resolution such as dispute resolution under the PJM Agreement or the MAAC agreement, any arbitration initiated under this Agreement shall be conducted before a single neutral arbitrator appointed by the Parties within thirty (30) days of receipt by respondent of the demand for arbitration. If the Parties are unable to agree on an arbitrator, such arbitration shall be appointed by the American Arbitration Association. Unless the Parties agree otherwise, the arbitrator shall be an attorney or retired judge with at least fifteen (15) years of experience, and shall not have any current or past substantial business or financial relationships with any Party to the arbitration. If possible, the arbitrator shall have experience in the electric utility industry. Unless otherwise agreed, the arbitration shall be conducted in accordance with the American Arbitration Association's Commercial Arbitration Rules, then in effect. Any arbitration proceedings, decision or award rendered hereunder and the validity, effect and interpretation of this arbitration agreement shall be governed by the Federal Arbitration Act of the United States, 9 U.S.C. ss.ss. 1 et seq. The location of any arbitration hereunder shall be in the District of Columbia.

              (b) The arbitration shall, if possible, be concluded not later than six (6) months after the date that it is initiated. The arbitrator shall be authorized only to interpret and apply the provisions of this Agreement or any related agreements entered into under this Agreement and shall have no power to modify or change any of the above in any manner. The arbitrator shall have no authority to award punitive or multiple damages or any damages inconsistent with this Agreement. The arbitrator shall, within thirty (30) days of the conclusion of the hearing, unless such time is extended by agreement of the Parties, notify the Parties in writing of his or her decision, stating his or her reasons for such decision and separately listing his or her findings of fact and conclusions of law. The decision of the arbitrator rendered in such a proceeding shall be final and binding on the Parties. Judgment on the award may be entered upon it in any court having jurisdiction.

         12.3 FERC Dispute Resolution. Nothing in this Agreement shall preclude,
              -----------------------
or be construed to preclude, any Party from filing a petition or complaint with FERC with respect to any arbitrable claim over which FERC has jurisdiction. In such case, the other Party may request FERC to reject or to waive jurisdiction. If FERC rejects or waives jurisdiction with respect to all or a portion of the claim, the portion of the claim not so accepted by FERC shall be resolved through arbitration, as provided in this Agreement. To the extent that FERC asserts or accepts jurisdiction over the claim, the decision, finding of fact or order of FERC shall be final and binding, subject to judicial review under the Federal Power Act, and any arbitration proceedings that may have commenced with respect to the claim prior to the assertion or acceptance of jurisdiction by FERC shall be terminated.

                                   ARTICLE 13
                                 ---------------
                                 REPRESENTATIONS
                                 ---------------

         13.1 Representations of Pepco. Pepco hereby represents and warrants to
              ------------------------
Generator as follows:

              (a) Incorporation. Pepco is a corporation duly organized, validly
                  -------------
existing and in good standing under the laws of the District of Columbia and the Commonwealth of Virginia, and has all requisite corporate power and authority to own, lease and operate its material assets and properties and to carry on its business as now being conducted.

              (b) Authority. Pepco has all necessary corporate power and
                  ---------
authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery by Pepco of this Agreement and the consummation by Pepco of the transactions contemplated hereunder have been duly and validly authorized by the Board of Directors of Pepco or by a committee thereof to whom such authority has been delegated and no other corporate proceedings on the part of Pepco are necessary to authorize this Agreement or the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Pepco and, assuming that this Agreement constitutes a valid and binding agreement of Generator, constitutes a valid and binding agreement of Pepco, enforceable by Pepco in accordance with its terms.

              (c) Consents and Approvals; No Violation.
                  ------------------------------------

                  (i) Neither the execution and delivery of this Agreement by Pepco nor performance by Pepco of its obligations hereunder will (A) conflict with or result in any breach of any provision of the Certificate of Incorporation or Bylaws of Pepco, (B) result in a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, agreement, lease or other instrument or obligation to which Pepco or any of its subsidiaries is a party or by which any of their respective assets may be bound or (C) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Pepco, or any of its assets, except in the case of clauses (B) and
(C) for such failures to obtain a necessary consent, defaults and violations which would not, individually or in the aggregate, have a material adverse effect on the ability of Pepco to discharge its obligations under this Agreement (a "Pepco Material Adverse Effect").

                  (ii) No declaration, filing or registration with, or notice to, or authorization, consent or approval of any governmental authority is necessary for performance by Pepco of its obligations hereunder, other than such declarations, filings, registrations, notices, authorizations, consents or approvals which, if not obtained or made would not, individually or in the aggregate, have a Pepco Material Adverse Effect.

         13.2 Representations of Generator. Generator hereby represents and
              ----------------------------
warrants to Pepco as follows:

              (a) Incorporation. Generator is a limited liability company duly
                  -------------
formed, validly existing and in good standing under the laws of the State of Delaware, and has all requisite limited liability company power and authority to own, lease and operate its material assets and properties and to carry on its business as now being conducted.

              (b) Authority. Generator has all necessary limited liability
                  ---------
company power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery by the Generator of this Agreement and the consummation by Generator of the transactions contemplated hereby have been duly and validly authorized by the manager of Generator or by a committee thereof to whom such authority has been delegated and no other limited liability company proceedings on the part of Generator are necessary to authorize this Agreement or the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Generator and, assuming that this Agreement constitutes a valid and binding agreement of Pepco, constitutes a valid and binding agreement of Generator, enforceable against Generator in accordance with its terms.

              (c) Consents and Approvals.
                  ----------------------

              (i) Neither the execution and delivery of this Agreement by Generator nor performance by Generator of its obligations hereunder will (A) conflict with or result in any breach of any provision of the Certificate of Formation or Operating Agreement or other charter document of Generator, (B) result in a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, agreement, lease or other instrument or obligation to which Generator or any of its subsidiaries is a party or by which any of their respective assets may be bound or (C) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Generator, or any of its assets, except in the case of clauses (B) and (C) for such failures to obtain a necessary consent, defaults and violations which would not, individually or in the aggregate, have a material adverse effect on the ability of Generator to discharge its obligations under this Agreement (a "Generator Material Adverse Effect").

              (ii) No declaration, filing or registration with, or notice to, or authorization, consent or approval of any Governmental Authority is necessary for performance by Generator of its obligations hereunder, other than such declarations, filings, registrations, notices, authorizations, consents or approvals which, if not obtained or made would not, individually or in the aggregate, have a Generator Material Adverse Effect.


                                   ARTICLE 14
                                   ----------
                     ASSIGNMENT/CHANGE IN CORPORATE IDENTITY
                     ---------------------------------------

         14.1  Assignment.
               ----------

              (a) Except as set forth in this Article 14, neither this Agreement nor any of the rights, interests, or obligations hereunder shall be assigned by either Party hereto, without the prior written consent of the other Party, which consent shall not be unreasonably withheld or delayed.

              (b) Subject to Section 14.2, upon ten (10) days prior written notice to Generator, Pepco may assign this Agreement, and Pepco's rights, interests and obligations hereunder, to (i) an Affiliate of Pepco that owns all or part of Pepco's Transmission System or (ii) an independent system operator or independent transmission company whose control over all or part of Pepco's Transmission System has been approved by the FERC.

              (c) Subject to Section 14.2, Generator may (a) assign any of its rights and obligations hereunder to an Affiliate to the extent necessary for the Generator to qualify as an exempt wholesale generator under Section 32 of the Public Utility Holding Company Act of 1935, as amended, and (b) assign, transfer, pledge or otherwise dispose of its rights and interests hereunder to a trustee, lending institution, or other Person for the purposes of financing or refinancing the Station, including upon or pursuant to the exercise of remedies under such financing or refinancing, or by way of assignments, transfers, conveyances of dispositions in lieu thereof; provided, however, that no such assignment shall relieve or in any way discharge Generator from the performance of its duties and obligations under this Agreement. Pepco agrees to execute and deliver, at Generator's expense, such documents as may be reasonably necessary to accomplish any such assignment, transfer, conveyance, pledge or disposition of rights hereunder for purposes of the financing or refinancing of the Facility, so long as Pepco's rights under this Agreement are not thereby altered, amended, diminished or otherwise impaired.

              (d) Subject to Section 14.2, either Party may assign this Agreement to a successor to all or substantially all of the assets of such Party by way of merger, consolidation, sale or otherwise, provided such successor assumes in writing and becomes liable for all of such Party's duties and obligations hereunder.

         14.2 Release of Rights and Obligations. No assignment, transfer,
              ---------------------------------
conveyance, pledge or disposition of rights, interests, duties or obligations under this Agreement by a Party shall relieve that Party from liability and financial responsibility for the performance thereof after any such transfer, assignment, conveyance, pledge or disposition unless and until (i) the transferee or assignee shall agree in writing to assume the obligations and duties of that Party under this Agreement and to impose such obligations on subsequent permitted transferees and assignees and (ii) the non-assigning Party has consented in writing to such assumption and to a release of the assigning Party from such liability, such consent not to be unreasonably withheld or delayed.

         14.3 Change in Corporate Identity. If Generator terminates its
              ----------------------------
existence as a limited liability company entity by merger, acquisition, sale, consolidation or otherwise, or if all or substantially all of Generator's assets are transferred to another person or business entity without complying with this Article 14, Pepco shall have the right, enforceable in a court of competent jurisdiction, to enjoin Generator's successor from using the Station in any manner that does not comply with the requirements of this Agreement or that impedes Pepco's ability to carry on its ongoing business operations.

         14.4 Successors and Assigns. This Agreement and all of the provisions
              ----------------------
hereof are binding upon, and inure to the benefit of, the Parties and their respective successors and permitted assigns.

                                   ARTICLE 15
                                   ----------
                                 SUBCONTRACTORS
                                 --------------

         Nothing in this Agreement shall prevent the Parties from utilizing the services of subcontractors as they deem appropriate, provided, however, the Parties agree that, where applicable, all said subcontractors shall comply with the terms and conditions of this Agreement. The creation of any subcontract relationship shall not relieve the hiring Party of any of its obligations under this Agreement. Each Party shall be fully responsible to the other Party for the acts and/or omission of any subcontractor it hires as if no subcontract had been made. Any obligation imposed by this Agreement upon the Parties, where applicable, shall be equally binding upon and shall be construed as having application to any subcontractor. The Parties shall each be liable for, indemnify, and hold harmless the other Party, their Affiliates and their officers, directors, employees, agents, servants, and assigns from and against any and all claims, demands, or actions, from the other Party's subcontractors; and shall pay all costs, expenses and legal fees associated therewith and all judgments, decrees and awards rendered therein. No subcontractor is intended to be or shall be deemed a third-party beneficiary of this Agreement.

                                   ARTICLE 16
                                   ----------
                                     NOTICES
                                     -------

         16.1 Emergency Notices. At or prior to the Effective Date, each Party
              -----------------
shall indicate to the other Party, by notice, the appropriate person during each eight-hour work shift to contact in the event of an emergency, a scheduled or forced interruption or reduction in services. The notice last received by a Party shall be effective until modified in writing by the other Party.

         16.2 Notices. All notices and other communications hereunder shall be
              -------
in writing and shall be deemed given (as of the time of delivery or, in the case of a telecopied communication, of confirmation) if delivered personally, telecopied (which is confirmed) or sent by overnight courier (providing proof of delivery) to the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice):

               if to Pepco, to:

                              Potomac Electric Power Company
                              1900 Pennsylvania Avenue, N.W.
                              Washington, D.C. 20068
                              Telecopier: (202) 872-3174
                              Attention:  Andrew W. Williams


               with a copy to:


                              Potomac Electric Power Company
                              1900 Pennsylvania Avenue, N.W.
                              Washington, D.C. 20068
                              Telecopier: (202) 261-7889
                              Attention:  William T. Torgerson, General Counsel

               if to Generator, to:


                              c/o Production Service Center
                              8711 Westphalia Road
                              Upper Marlboro, MD 20774
                              Telecopier: (301) 669-8030
                              Attention:Richard Koch, Chief Operations Officer

               with a copy to:


                              Troutman Sanders LLP 401
                              9th Street, N.W.
                              Suite 1000
                              Washington, D.C. 20004
                              Telecopier: (202) 274-2994
                              Attention:Benjamin L. Israel, Esq.

                                   ARTICLE 17
                                   ----------
                                   AMENDMENTS
                                   ----------

         17.1 Amendments. Except as set forth in Sections 2.2 and 17.2 of this
              ----------
Agreement, this Agreement may be amended, modified, or supplemented only by written agreement of both Pepco and Generator.

         17.2 FERC Proceedings.
              ----------------

              (a) Pepco may unilaterally make application to FERC under Section 205 of the Federal Power Act and pursuant to the FERC's rules and regulations promulgated thereunder for, or exercise any rights it may have under Section 206 of the Federal Power Act and the regulations thereunder with respect to, a change in any rates, terms and conditions, charges, classification of service, rule or regulation for any services Pepco provides under this Agreement over which FERC has jurisdiction.

              (b) Generator may exercise its rights under Section 205 or 206 of the Federal Power Act and pursuant to FERC's rules and regulations promulgated thereunder with respect to any rate, term, condition, charge, classification of service, rule or regulation for any services provided under this Agreement over which FERC has jurisdiction.

                                   ARTICLE 18
                                   ----------
                            MISCELLANEOUS PROVISIONS
                            ------------------------

         18.1 Waiver. Except as otherwise provided in this Agreement, any
              ------
failure of a Party to comply with any obligation, covenant, agreement, or condition herein may be waived by the Party entitled to the benefits thereof only by a written instrument signed by the Party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement, or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

         18.2 Labor Relations. The Parties agree to immediately notify the other
              ---------------
Party, verbally and then in writing, of any labor dispute or anticipated labor dispute which may reasonably be expected to affect the operations of the other Party.

         18.3 No Third Party Beneficiaries. Nothing in this Agreement is
              ----------------------------
intended to confer upon any other person except the Parties any rights or remedies hereunder or shall create any third party beneficiary rights in any person. No provision of this Agreement shall create any rights in any such persons in respect of any benefits that may be provided, directly or indirectly, under any employee benefit plan or arrangement except as expressly provided for thereunder.

         18.4 Governing Law. This Agreement shall be governed by and construed
              -------------
in accordance with the laws of the State of Maryland (regardless of the laws that might otherwise govern under applicable principles of conflicts of law).

         18.5 Counterparts. This Agreement may be executed in two or more
              ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         18.6 Interpretation. When a reference is made in this Agreement to an
              --------------
Article, Section, Schedule or exhibit, such reference shall be to an Article or Section of, or Schedule or exhibit to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation" or equivalent words. The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Unless otherwise expressly stated otherwise herein, the word "day" shall mean any calendar day including weekends and holidays. Any agreement, instrument, statute, regulation, rule or order defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument, statute, regulation, rule or order as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes, regulations, rules or orders) by succession of comparable successor statutes, regulations, rules or orders and references to all attachments thereto and instruments incorporated therein. References to a person are also to its permitted successors and assigns. Each Party acknowledges that it has been represented by counsel in connection with the review and execution of this Agreement, and, accordingly, there shall be no presumption that this Agreement or any provision hereof be construed against the Party that drafted this Agreement.

         18.7 Jurisdiction and Enforcement. Each of the Parties irrevocably
              ----------------------------
submits to the exclusive jurisdiction of the federal and state courts of the State of Maryland for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby. Each of the Parties agrees to commence any action, suit or proceeding relating hereto either in the federal courts of the State of Maryland or, if such suit, action or proceeding may not be brought in such court for jurisdictional reasons, in the state courts of the State of Maryland. Each of the Parties further agrees that service of process, summons, notice or document by hand delivery or U.S. registered mail at the address specified for such Party in Section 16.2 (or such other address specified by such Party from time to time pursuant to Section 16.2) shall be effective service of process for any action, suit or proceeding brought against such Party in any such court. Each of the Parties irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in the federal and state courts of the State of Maryland and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

         18.8 Entire Agreement. This Agreement, Asset Sale Agreement, the
              ----------------
Confidentiality Agreement and the Ancillary Agreements including the Exhibits, Schedules, documents, certificates and instruments referred to herein or therein and other contracts, agreements and instruments contemplated hereby or thereby, embody the entire agreement and understanding of the Parties in respect of the transactions contemplated by this Agreement. There are no restrictions, promises, representations, warranties, covenants or undertakings other than those expressly set forth or referred to herein or therein. This Agreement, the Asset Sale Agreement and the Ancillary Agreements supersede all prior agreements and understandings between the Parties with respect to the transactions contemplated by this Agreement other than the Confidentiality Agreement.

         18.9 Severability. If any term or other provision of this Agreement is
              ------------
invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

         18.10 Independent Contractor Status. Nothing in this Agreement shall be
               -----------------------------
construed as creating any relationship between Pepco and Generator other than that of independent contractors.

         18.11 Conflicts. Except with respect to the amendments,
               ---------
indemnification, liability, default and remedies provisions contained herein or as otherwise expressly provided herein, in the event of any conflict or inconsistency between the terms of this Agreement and the terms of the Asset Sale Agreement, the terms of the Asset Sale Agreement shall prevail.

             IN WITNESS WHEREOF, Pepco and Generator have caused this Interconnection Agreement (Dickerson) to be signed by their respective duly authorized officers as of the date first above written.

                                       POTOMAC ELECTRIC POWER COMPANY


                                       By: /s/ Mary Sharpe-Hayes
                                           ----------------------------------
                                           Name: Mary Sharpe-Hayes
                                           Title: Vice President



                                       SOUTHERN ENERGY MID-ATLANTIC, LLC



                                       By: /s/ David L. Davis
                                           ----------------------------------
                                           Name: David L. Davis
                                           Title: Vice President

                                   SCHEDULE A
                                   DEFINITIONS
                                   -----------

Part A. Capitalized terms not defined in the body of the Agreement shall have the meaning set forth in Part A of this Schedule A. (Part B of this Schedule A sets forth capitalized terms defined within the Agreement.)


         (1) "Affiliate" has the meaning set forth in Rule 12b-2 of the General
              ---------
Rules and Regulations under the Securities Exchange Act of 1934.

         (2) "Ancillary Agreements" has the meaning set forth in the Asset Sale
              --------------------
Agreement.

         (3) "Closing" has the meaning set forth in the Asset Sale Agreement.
              -------

         (4) "Confidentiality Agreement" has the meaning set forth in the Asset
              -------------------------
Sale Agreement.

         (5) "Costs" means all costs, including without limitation, any Taxes,
              -----
costs of acquiring real property, costs and fees for permits, franchises, licenses and regulatory approvals except to the extent that such costs are allocated to a party or parties other than the Generator by the PJM Interconnection LLC or otherwise under the PJM Tariff or PJM Agreement.

         (6) "Easement" means the Easement Agreement dated December 19, 2000,
              --------
between the Parties with respect to the Station.

         (7) "Environmental Laws" means all former, current and future federal,
              ------------------
state, local and foreign laws (including common law), treaties, regulations, rules, ordinances, codes, decrees, judgments, directives or orders (including consent orders) and environmental permits, in each case, relating to pollution or protection of the environment or natural resources, including laws relating to Releases or threatened Releases, or otherwise relating to the generation, manufacture, processing, distribution, use, treatment, storage, arrangement for disposal, transport, recycling or handling, of Hazardous Substances.

         (8) "Emergency" means (a) with respect to Pepco, a condition or
              ---------
situation which Pepco, the PJM Interconnection LLC, the PJM System Operator or the Transmission Operator deem imminently likely to (i) endanger life or property, or (ii) adversely affect or impair the Transmission System, Pepco's electrical system or the electrical or transmission systems of others to which the Transmission System or Pepco's electrical system are directly or indirectly connected and (b) with respect to the Generator, a condition or situation which the Generator deems imminently likely to (i) endanger life or property, or (ii) adversely affect or impair the Station.

         (9) "FERC" means the Federal Energy Regulatory Commission or its
              ----
successors.

         (10) "Generating Facilities" means the Station and any additional
               ---------------------
generating plants, turbines or other generating facilities constructed by Generator after the Effective Date at the site of the Station.

         (11) "Generator" has the meaning set forth in the introductory
               ---------
paragraph of this Agreement and shall include its permitted successors and assigns.

         (12) "Generator Facilities" mean the equipment and facilities owned or
               --------------------
operated by the Generator but located on Pepco's property which are identified in Schedule B of this Agreement.

         (13) "Good Utility Practice" means any of the applicable practices,
               ---------------------
methods and acts.

              (a) required by FERC, NERC, MAAC, the PJM Interconnection LLC, the PJM System Operator, or the successor of any of them, whether or not the Party whose conduct is at issue is a member thereof,

              (b) required by applicable law or regulations,

              (c) required by the Pepco Interconnection Standards or the policies and standards of Pepco relating to emergency operations;

              (d) otherwise engaged in or approved by a significant portion of the electric utility industry during the relevant time period;

which, in the exercise of reasonable judgment in light of the facts known at the time the decision was made, could have been expected to accomplish the desired result at a reasonable cost consistent with law, regulation, good business practices, reliability, safety, and expedition. Good Utility Practice is not intended to be limited to the optimum practice, method, or act to the exclusion of all others, but rather to be acceptable practices, methods, or acts generally accepted in the region.

         (14) "Hazardous Substances" means (i) any petrochemical or petroleum
               --------------------
products, crude oil or any fraction thereof, ash, radioactive materials, radon gas, asbestos in any form, urea formaldehyde foam insulation or polychlorinated biphenyls, (ii) any chemicals, materials, substances or wastes defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "restricted hazardous materials," "extremely hazardous substances," "toxic substances," "contaminants" or "pollutants" or words of similar meaning and regulatory effect contained in any Environmental Law or
(iii) any other chemical, material, substance or waste which is prohibited, limited or regulated by any Environmental Law.

         (15) "Interconnection Facilities" means those facilities or portions of
               --------------------------
facilities owned or operated by Pepco to provide Interconnection Service which shall include, but not be limited to (1) facilities the cost of which is reasonably allocated to the Interconnection Service provided to the Station, or
(2) Attachment Facilities or Local Upgrade Facilities, as defined in the PJM

Tariff, which are associated with the Interconnection Service and operated and maintained by Pepco.

         (16) "Interconnection Service" means the services provided by Pepco
               -----------------------
which are necessary to connect the Station to the Transmission System for parallel operation of the Station and to enable Generator to transmit the energy and ancillary services produced by the Station to the Transmission System and receive Station energy service and ancillary services, including blackstart power, from the Generator's supplier.

         (17) "MAAC" means the Mid-Atlantic Area Council, a reliability council
               ----
under Section 202 of the Federal Power Act established pursuant to the MAAC Agreement dated August 1, 1994, or any successor thereto.

         (18) "Maintain" means construct, reconstruct, install, inspect, repair,
               --------
replace, operate, patrol, maintain, use, modernize, expand, upgrade, or other similar activities.

         (19) "MDPSC" means the Maryland Public Service Commission or any
               -----
successor agency thereto.

         (20) "NERC" means North American Electric Reliability Council or any
               ----
successor thereto.

         (21) "Pepco" has the meaning set forth in the introductory paragraph of
               -----
this Agreement and shall include its permitted successors or assigns.

         (22) "Pepco Facilities" means the equipment and facilities owned by
               ----------------
Pepco but located on Generator's property which are identified in Schedule B of this Agreement.

         (23) "Pepco Interconnection Standards" means Pepco's Interconnection
               -------------------------------
and Parallel Operating Guidelines as amended, modified or replaced from time to time. A copy of the existing Pepco Interconnection Standards is attached hereto as Schedule E.

         (24) "Point of Interconnection" means each ownership point of
               ------------------------
demarcation set forth in Schedule C where capacity, energy and ancillary services are transferred between the Station and the Transmission System.

         (25) "Pepco Transmission Facilities" means those transmission,
               -----------------------------
substation, and communication facilities and related equipment, including the Interconnection Facilities, and any additions, modifications or replacements thereto, that are utilized to provide Interconnection Service to the Station.

         (26) "PJM" means the Pennsylvania New Jersey-Maryland interconnected
               ---
power pool operated under the PJM Agreement and any successor thereto including any regional transmission operator, independent system operator, transco, or any other independent system administrator that possesses operational or planning control over the Transmission System.

         (27) "PJM Agreement" means the Amended and Restated Operating Agreement
               -------------
of the PJM Interconnection LLC dated as of June 2, 1997.

         (28) "PJM Control Area" shall mean the control area recognized by NERC
               ----------------
as the PJM Control Area.

         (29) "PJM Interconnection LLC" means the independent system operator of
               -----------------------
the PJM Control Area pursuant to the PJM Operating Agreement and the PJM Tariff.

         (30) "PJM Generator Connection Agreement" means the interconnection
               ----------------------------------
agreement entered into between the Generator and the PJM Interconnection LLC pursuant to the PJM Tariff with respect to the interconnection of the Station and the Transmission System.

         (31) "PJM Reliability Agreement" means the Reliability Assurance
               -------------------------
Agreement dated June 2, 1997 among the load serving entities of PJM.

         (32) "PJM Requirements" means the rules, regulations or other
               ----------------
requirements of PJM or MAAC contained in or adopted pursuant to the PJM Agreement, the PJM Tariff or the PJM Reliability Agreement which are applicable to Pepco, with respect to the Transmission System or the Interconnection Service, and the Generator with respect to the Generating Facilities.

         (33) "PJM System Operator" shall mean the PJM Interconnection LLC,
               -------------------
energy control center staff responsible for central dispatch as provided in the PJM Agreement.

         (34) "PJM Tariff" means the PJM Open Access Transmission Tariff
               ----------
providing transmission service within the PJM Control Area.

         (35) "Qualified Personnel" means individuals who possess any required
               -------------------
licenses and are trained for their positions and duties by Generator and/or Pepco pursuant to Good Utility Practice.

         (36) "Release" means any release, spill, emission, leaking, dumping,
               -------
injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into the environment (including ambient air, surface water, groundwater, land surface or subsurface strata) or within any building, structure, facility or fixture.

         (37) "Revenue Meters" means all MWh and MVArh meters, pulse isolation
               --------------
relays, pulse conversion relays, transducers required by Pepco or the PJM Interconnection or PJM System Operator for billing or other purposes, and associated totalizing equipment and appurtenances and compensation required to measure the transfer of energy across the Point of Interconnection.

         (38) "Station" means the Dickerson Station as defined in the Asset Sale
               -------
Agreement.

         (39) "Switching, Tagging and Grounding Rules" means Pepco's switching,
               --------------------------------------
tagging and grounding rules as amended, modified or replaced from time to time. A copy of the existing Switching, Tagging and Grounding Rules is attached hereto as Schedule D.

         (40) "Taxes" means all taxes, surtaxes, charges, fees, levies,
               -----
penalties or other assessments imposed by any United States federal, state, local or foreign taxing authority, including income taxes, excise, property, sales, transfer, franchise, special franchise, payroll, recording, withholding, social security or other taxes, in each case including any interest, penalties or additions attributable thereto.

         (41) "Transmission System" means the facilities owned, controlled, or
               -------------------
operated by Pepco, for purposes of providing transmission service, including services under the PJM Tariff, and Interconnection Service.

         (42) "Transmission Operator" means the person, or persons designated by
               ---------------------
Pepco to coordinate the day to day interconnection of the Station with the Transmission System.

Part B.  The following terms have the meaning specified in the section of this
------   Agreement set forth opposite to such term:

----------------------------------------------------------
              Term                   Agreement Reference
----------------------------------------------------------
Agreement                       Preamble
----------------------------------------------------------
Asset Sale Agreement            Preamble
----------------------------------------------------------
Effective Date                  Section 2.1
----------------------------------------------------------
Event of Default                Section 8.1
----------------------------------------------------------
Force Majeure                   Section 11.1
----------------------------------------------------------
Initial Period                  Section 3.10
----------------------------------------------------------
Operating Committee             Section 3.20
----------------------------------------------------------
Party or Parties                Preamble
----------------------------------------------------------
Term                            Article 2
----------------------------------------------------------